Exhibit 10.1

Execution

VOTING AND Warrant Extension Agreement

This VOTING AND Warrant Extension Agreement (this “Agreement”) is made and entered into as of September 4, 2025, by and among (i) Envoy Medical, Inc., a Delaware corporation (the “Company”), and (ii) Glen A. Taylor, an individual resident of Minnesota (“Taylor”), GAT Funding, LLC, a Minnesota limited liability company controlled by Taylor (“GAT”), and Taylor Sports Group, Inc., a Minnesota corporation controlled by Taylor (“Taylor Sports”). Capitalized terms used herein have the respective meanings ascribed thereto in Section 5 of this Agreement.

RECITALS

WHEREAS, Taylor is the beneficial owner of the Common Stock held by Taylor, GAT and Taylor Sports;

WHEREAS, the Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) and the Company is subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635 relating to stockholder approval of certain issuances of securities;

WHEREAS, GAT holds certain Common Stock Purchase Warrants as further described on Schedule A attached hereto (each, a “Warrant,” and, collectively, the “Warrants”); and

WHEREAS, the Investors have agreed to vote the Common Shares beneficially owned by the Investors in favor of certain proposals that are submitted by the Company for approval by its stockholders under Nasdaq Listing Rule 5635, as provided herein, in exchange for the Company’s extension of the “Termination Date” as defined in the Warrants and agreement to register for resale the Warrant Shares and the other Common Shares held by the Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Voting Agreement.

(a) Voting for Listing Proposals at a Stockholder Meeting. At each annual or special meeting of stockholders of the Company at which the Company presents a Listing Proposal (each, a “Stockholder Meeting”) held during the period beginning on the Effective Date and ending on December 31, 2028 (the “Voting Period”), each Investor agrees to, and to cause each of its controlled Affiliates to:

(i) cause any Investor Shares beneficially owned to be represented in person or by proxy at such Stockholder Meeting or otherwise appear at such Stockholder Meeting such that all Investor Shares then beneficially owned by such Investor will be counted as present thereat for purposes of establishing a quorum; and

(ii) vote, or cause to be voted, in person or by proxy, all Investor Shares beneficially owned by such Investor as of the record date for such Stockholder Meeting on the Company’s proxy card or voting instruction form in favor of each Listing Proposal.

No later than two (2) Business Days prior to each such Stockholder Meeting, each Investor shall vote all Investor Shares beneficially owned by such Investor in accordance with this Section 1. No Investor nor any person under its direction or control shall take any position, make any statement, or take any action inconsistent with the foregoing.

(b) Voting for Listing Proposals by Written Consent in Lieu of a Stockholder Meeting. During the Voting Period, each Investor will, as to all Investor Shares then beneficially owned, approve and deliver consents to any Listing Proposal submitted by the Board to the stockholders for approval by written consent in lieu of a meeting of stockholders.

(c) Transfer of Obligation. Each Investor agrees that during the Voting Period it will not transfer or cause the transfer of any Investor Shares unless the transferee has executed a joinder to this Agreement, in form reasonably acceptable to the Company, under which such transferee agrees to become an Investor bound by the terms of this Section 1 (each such transferee, a “Permitted Transferee”).

2. Warrant Extension.

(a) Extension of Termination Date. The Termination Date, as such term is defined in each Warrant, is hereby amended to be December 31, 2028.

(b) No Further Amendment. Except for the changes explicitly set forth herein, each Warrant shall remain in full force and effect pursuant to its original terms.

3. Registration Rights.

(a) Registration Statements. Upon the Company’s receipt of a written registration request from the Required Investors, which demand may be delivered by the Required Investors on any date following March 31, 2026, the Company shall as promptly as reasonably practicable prepare and file with the SEC and cause to be effective one Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution, substantially in the form and substance provided by the Investors; provided that no Investor shall be named as an “underwriter” in such Registration Statement without such Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Company shall register the Registrable Securities on Form S-3 if such form is available for use by the Company. In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company and (ii) so long as Registrable Securities remain held by the Investors, promptly following the date on which the Company becomes eligible to use Form S-3, file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1), and cause such registration statement to be declared effective as promptly as practicable thereafter, provided the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 (or post-effective amendment) covering the Registrable Securities has been declared effective by the SEC. The Company will pay all expenses associated with the Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. Except as provided in Section 4 hereof, the Company shall not be responsible for legal fees incurred by any Investor in connection with the performance of its rights and obligations under this Agreement.

(b) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, including responding as promptly as reasonably practicable to any comments from the SEC with respect to the Registration Statement. The Company shall notify the Investors by e-mail as promptly as practicable, and in any event, within 48 hours, after any Registration Statement is declared effective and shall provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities registered thereunder.

(ii) Notwithstanding anything to the contrary contained herein, (A) the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to 45 days, if the Company furnishes to the Investors requesting registration pursuant to Section 3(a) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board (1) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (2) the Company determines such registration would render the Company unable to comply with applicable securities laws, (3) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (4) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such 45 day period; and (B) the Company may, upon written notice to any Investor, suspend the use of any Registration Statement, including any Prospectus that forms a part of a Registration Statement, if the Company (X) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (Y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, or (Z) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall Investors of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 30 consecutive Trading Days or 60 total Trading Days in any 180-day period (any such suspension contemplated by this Section 3(b)(ii), an “Allowed Delay”). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to Investors and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby. A demand for registration shall not be counted for purposes of Section 3(a) if such demand is withdrawn by the Required Investors after a notice of an Allowed Delay and prior to the effectiveness of the Registration Statement that is the subject of the demand.

(c) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each Investor and (ii) use commercially reasonable efforts to advocate to the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to select one legal counsel designated by the Required Investors, at such Investors’ expense, to review and oversee any registration or matters pursuant to this Section 3(c), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Investors’ counsel reasonably objects. The Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 3(c), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) as provided below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Unless otherwise directed in writing by an Investor, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows (unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree):

(i) First, the Company shall reduce Registrable Securities represented by Conversion Shares and then Warrant Shares (applied, in the case that some Conversion Shares or Warrant Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Conversion Shares or Warrant Shares, as the case may be, held by such Investors); and

(ii) Second, the Company shall reduce Registrable Securities represented by Common Shares (applied, in the case that some Common Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Common Shares held by such Investors).

Each Investor shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under such Registration Statement such that the Company will be able to file one or more additional Registration Statements covering the Cut Back Shares. From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 3 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares.

(d) Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(i) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective until such time as there are no longer Registrable Securities held by the Investors (the “Effectiveness Period”) and advise the Investors promptly in writing when the Effectiveness Period has expired;

(ii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(iii) provide copies to and permit each Investor to review each Registration Statement, all amendments and supplements thereto, and all responses to SEC comments thereon (other than any portion thereof which contains information for which the Company has sought confidential treatment) no fewer than four (4) Business Days prior to their filing with the SEC and consider in good faith all reasonable comments of the Investors thereon;

(iv) furnish to each Investor whose Registrable Securities are included in any Registration Statement (A) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (B) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by such Registration Statement;

(v) use commercially reasonable efforts to (A) prevent the issuance of any stop order or other suspension of effectiveness and, (B) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

(vi) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement;

(vii) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on Nasdaq or, if the Common Shares are not then listed on Nasdaq, the primary securities exchange, interdealer quotation system or other market on which the Common Stock is then listed or quoted (as applicable, the “Alternate Exchange”);

(viii) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not without the prior written consent of an Investor, disclose to such Investor any material nonpublic information regarding the Company), and as promptly as reasonably practicable, prepare, file with the SEC and furnish to such Investor a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(ix) comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

In addition, the Company, with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, covenants and agrees to: (x) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) six months after such date as may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (2) such date as all of the Registrable Securities shall have been resold or shall have otherwise ceased to be Registrable Securities; (y) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (z) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (1) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (2) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (3) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(e) Due Diligence Review; Information. If any Investor is required under applicable securities laws to be described in a Registration Statement as an “underwriter” or if the Investors elect to use an underwriter to dispose of the Registrable Securities pursuant to the plan of distribution set forth in the Registration Statement, the Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling such Investor and its accountants and attorneys to conduct such due diligence for the purpose of review of the Registration Statement and establishing a due diligence defense to underwriter liability under the 1933 Act; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, to the extent permitted by law, upon receiving written notice that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

(f) Obligations of the Investors.

(i) Each Investor shall execute and deliver a Selling Stockholder Questionnaire within five Business Days of such questionnaire being provided by the Company to such Investor. Each Investor shall additionally furnish in writing to the Company such other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the additional information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement (the “Registration Information Notice”). An Investor shall provide such information to the Company no later than five Business Days following receipt of a Registration Information Notice if such Investor elects to have any of the Registrable Securities included in such Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that (i) such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) such Investor execute such documents in connection with such registration as the Company may reasonably request, including, without limitation, a waiver of its registration rights hereunder to the extent an Investor elects not to have any of its Registrable Securities included in a Registration Statement.

(ii) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(iii) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 3(b)(ii) or (ii) the happening of an event pursuant to Section 3(d)(viii) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(iv) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

4. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other Person, if any, who controls such Investor (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (y) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective or (z) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation (net of all expenses paid by such Investor in connection with any claim relating to this Section 4 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission).

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 4 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Investor upon the sale of the Registrable Securities giving rise to such contribution obligation.

5. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Additional Common Shares” shall mean any Common Shares issued as a result of any stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

“Affiliate” shall have the same meaning as set forth in defined in Rule 405 promulgated by the SEC under the 1933 Act.

“beneficially own” and “beneficial ownership” has the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the 1934 Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Minnesota are authorized or required by law or other governmental action to close.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Investors” means Taylor, GAT, Taylor Sports, and any Permitted Transferee who becomes party to this Agreement by signing a joinder as an Investor.

“Investor Shares” means any Common Shares held directly or indirectly, beneficially or of record by any Investor.

“Listing Proposal” means a proposal presented by the Board for approval by the Company’s stockholders under Nasdaq Listing Rule 5635 or, if applicable, the comparable listing rules of the Alternate Exchange, which proposal was unanimously approved by the Board and unanimously recommended by the Board to the Company’s stockholders; provided, that the term “Listing Proposal” shall not include, and each of the Investors shall be permitted to vote in their sole discretion with respect to, any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of stockholders of the Company.

“Nasdaq Listing Rules” means the Listing Rules of Nasdaq.

“Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Common Shares held by the Investors from time to time; (ii) the Warrant Shares; (iii) the Conversion Shares; and (iv) Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares described herein; excluding, however, Registrable Securities sold in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6(b).

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement (excluding a registration statement on Form S-8 or otherwise relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan).

“Required Investors” means Investors holding a majority of the Registrable Securities outstanding from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Stockholder Questionnaire” means a questionnaire provided by the Company to the Investors to obtain the information necessary to prepare a Registration Statement with respect to Registrable Securities.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the purchase rights under the Warrants.

6. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and Permitted Transferees. An Investor may transfer or assign, in whole or from time to time in part, to one or more Permitted Transferees its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Investor, the amount of Registrable Securities transferred or assigned to such transferee or assignee represents at least $500,000 of Registrable Securities (based on the then-current market price of the Common Stock).

(c) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(d) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(h) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(j) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Minnesota located in Hennepin County and the United States District Court for the District of Minnesota for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(k) Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

[Signature Page Follows]

IN WITNESS WHEREOF, this Voting and Warrant Extension Agreement has been executed by the parties as of the date first above written.

THE COMPANY ENVOY MEDICAL, INC.
By:	/s/ Brent Lucas
	Name:	Brent Lucas
	Title:	Chief Executive Officer

Investors

/s/ Glen A. Taylor
Glen A. Taylor

GAT FUNDING, LLC

By:	/s/ Glen A. Taylor
	Name:	Glen A. Taylor
	Title:	Chief Manager

Taylor Sports Group, Inc.

By:	/s/ Glen A. Taylor
	Name:	Glen A. Taylor
	Title:	Chairman

[Signature page to Voting and Warrant Extension Agreement]

Schedule A

Warrants

Issue Date	Shares	Exercise Price
February 27, 2024	500,000	$1.24
May 23, 2024	250,000	$3.04
July 22, 2024	250,000	$2.25
August 27, 2024	500,000	$2.97
December 11, 2024	500,000	$2.20
March 11, 2025	750,000	$1.35
June 26, 2025	750,000	$1.48